Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Investment Technology Group, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-78309, No. 333-42725, No. 333-50804, No. 333-89290, No. 333-99087 and No. 333-26309) on Form S-8 of Investment Technology Group, Inc. of our reports dated March 1, 2007 with respect to the consolidated statements of financial condition of Investment Technology Group, Inc. as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006 which reports appear in the December 31, 2006 Annual Report on Form 10-K of Investment Technology Group, Inc.

/s/ KPMG LLP
New York, New York
March 1, 2007